U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                              SCHEDULE 14C INFORMATION

                    INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                        OF THE SECURITIES EXCHANGE ACT OF 1934
                                  (AMENDMENT NO.     )

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[   ]  Preliminary Information Statement [   ]  Confidential, for Use of
the Commission Only (as permitted by Rule 14(a)-6(e)(2)) [X] Definitive Information Statement

                             THE MAJESTIC COMPANIES, LTD.
              (Name of the Registrant as Specified in its Charter)

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                                  INFORMATION STATEMENT

                               The Majestic Companies, Ltd.
                            8880 Rio San Diego Drive, 8th Floor
                                   San Diego, CA 92108

                     We Are Not Asking You for a Proxy and You Are
                          Requested Not To Send Us a Proxy

     This Information Statement is furnished by the Board of Directors of The Majestic Companies, Ltd., a Nevada corporation ("Company"), to the holders of record at the close of business on November 16, 2001 ("Record Date"), of the Company's outstanding common stock, par value $0.001 per share ("Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"). This Information Statement is being furnished to such stockholders for the purpose of seeking consent of the stockholders in regards to the following: 1) Increasing the authorized Common Shares of the Company to 400,000,000 with a par value of $0.001; and 2) Creating a Series A Preferred Class of Stock with conversion rights at a five (5) Common for one (1) Preferred Share ratio.

     The Company's Board of Directors unanimously approved the increase of the authorized common shares and the creation of the Preferred Shares on November 16, 2001. The Company thereafter received the consent of a majority of the outstanding shares of Common Stock. The Company will, when permissible following the expiration of the twenty-day period mandated by Rule 14c, do the following: 1) File an Amendment to the Articles of Incorporation with the Nevada Secretary of State increasing the authorized shares of the Company to 400,000,000 with a par value of $0.001 and creating a Series A Preferred Class of Stock with conversion
rights at a five (5) Common for one (1) Preferred Share ratio.   These
amendments will not be filed until after a date which is at least twenty
(20) days after the filing of this Definitive Information Statement.

     This Information Statement will be sent on or about November
27, 2001, to the Company's stockholders of record who are not solicited for their consent of this corporate action.

                               VOTING SECURITIES

     The record date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on November 16, 2001. On such date, the Company had issued and outstanding 1) 199,850,000 shares of $0.001 par value common stock, that were entitled to vote on
this issue.  Each share of   Common Stock is entitled to one vote per
share on any matter that may properly come before the shareholders and there is no cumulative voting right on any shares. Pursuant to applicable Nevada Law, there are no dissenter's or appraisal rights relating to the matters to be voted

     All matters to be voted on require an affirmative vote of a majority of the issued and outstanding shares of the Company. The Company has solicited and received consent of more than 100,000,000 common stockholders, representing an amount at least one vote greater than 50.0% of Common of the stockholders and therefore has approved the proposal.

                        STOCK OWNERSHIP - COMMON STOCK

     The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of November 16, 2001 (199,850,000 issued and outstanding) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.


Title of         Name and Address                     Amount of     Percent of
Class            of Beneficial Owner                  Beneficial       Class
                                                      Ownership(1)

Common Stock     Francis A. Zubrowski                 1,700,000(1)    0.90%(1)
                 Chairman of the Board, CEO
                 8880 Rio San Diego Drive, 8th Floor
                 San Diego, CA 92108

Common Stock     Stephen D. Rosenthal                 3,200,000(1)    1.60%(1)
                 CEO, President and Director
                 8880 Rio San Diego Drive, 8th Floor
                 San Diego, CA 92108

Common Stock     Paul Hewitt, Director                        0       0.00%
                 8880 Rio San Diego Drive, 8th Floor
                 San Diego, CA 92108

Common Stock     Connie Costellanos                     201,290       0.01%
                 8880 Rio San Diego Drive, 8th Floor
                 San Diego, CA 92108

Common           Stock Shares of all directors and    5,101,290(1)    2.51%(1)
                 executive officers as a group (4
                 persons)

(1) The shareholder votes taken achieved majority consent, thereby confirming the Board of Directors' Resolution approving the amendment to the Certificate of Incorporation, and did not rely upon options as none of the options granted have voting rights.

                            DESCRIPTION OF SECURITIES.

I.  Shareholders' Rights

     A. Common Shares. The Company's articles of incorporation currently authorize the issuance of 200,000,000 shares of common stock, with a par value of $0.001. The holders of the shares:

     have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

     These securities do not have any of the following rights

     special voting rights

     preference as to dividends or interest

     preemptive rights to purchase in new issues of shares

     preference upon liquidation

     any other special rights or preferences.

     In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. As of November 16, 2001, the company had 199,850,000 shares of common stock issued and outstanding.

Non-Cumulative Voting.

     The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

Dividends.

     The company does not currently intend to pay cash dividends. The company's proposed dividend policy is to make distributions of its revenues to its stockholders when the company's board of directors deems such distributions appropriate. Because the company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the company.

     A distribution of revenues will be made only when, in the judgment of the company's board of directors, it is in the best interest of the company's stockholders to do so. The board of directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

II.  Possible Anti-Takeover Effects of Authorized but Unissued Stock.

     The Company's authorized but unissued capital stock will consist of more than 200,000,000 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

III.  Transfer Agent.

     The company has engaged the services of Mellon Shareholders Services to act as transfer agent and registrar.

IV.  Amendment to the Certificate of Incorporation.

     The corporate action to be taken consists of the Company filing an Amendment to the Certificate of Incorporation.

                        FINANCIAL AND OTHER INFORMATION

     The following documents previously filed by the Company (File No. 000-28083) with the Securities and Exchange Commission pursuant to the Exchange Act are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, containing audited financial statements for the fiscal years ended December 31, 2000, filed on March 30, 2001, pursuant to
Section 13(a) of the Exchange Act.

     (b) All other reports filed by the Company pursuant to Section 13(a) of the Exchange Act since April 26, 2001, consisting of the Company's
Quarterly Report on Form 10-QSB for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001.

     The latest Annual Report on Form 10-KSB will be given to shareholders receiving this Information Statement.

By order of the Board of Directors
November 27, 2001


/s/  Francis A. Zubrowksi
Francis A. Zubrowski, Chairman of the Board,
Chief Executive Officer